Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2019 (August 30, 2019 as to the effects of the reverse stock split as described in Note 1) relating to the financial statements of IGM Biosciences, Inc. included in the Prospectus of IGM Biosciences, Inc. filed pursuant to Rule 424(b) under the Securities Act.

/s/ Deloitte & Touche LLP

San Francisco, California

September 17, 2019